Exhibit 99.1

Investor Relations: Brian Norris Acme Packet +1 781-328-4790 bnorris@acmepacket.com	Industry Analysts: Kevin Mitchell Acme Packet +1 781-328-4436 kmitchell@acmepacket.com	Trade and Business Press: Rich Williams Connect2 Communications +1 919-554-3532 apbp@acmepacket.com

Acme Packet Reports Record Revenues and Net Income in Fourth Quarter of Fiscal Year 2006

— Company Affirms Business Outlook for 2007 —

BURLINGTON, MA. — February 7, 2007 — Acme Packet, Inc. (NASDAQ: APKT), the leader in session border control solutions, today announced record results for its fourth quarter and fiscal year ended December 31, 2006.  The Company also affirmed its previously issued business outlook for 2007.  Summary results are as follows:

Fiscal Year 2006 Q4:

*                 Total Revenues: $23.7 million, up 87% year over year;

*                 Net Income: $10.8 million GAAP and $6.5 million non-GAAP(1);

*                 Diluted Earnings Per Share: $0.18 GAAP and $0.11 non-GAAP(1);

*                 Tax benefit from the release of the Company’s deferred tax asset valuation allowance provided a one-time benefit of $4.8 million, or $0.08 per diluted share;

Fiscal Year 2006:

*                 Total Revenues: $84.1 million, up 133% year over year;

*                 Net Income: $28.9 million GAAP and $25.0 million non-GAAP(1);

*                 Diluted Earnings Per Share: $0.89 GAAP and $0.77 non-GAAP(1);

*                 Tax benefit from the release of the Company’s deferred tax asset valuation allowance provided a one-time benefit of $4.8 million, or $0.15 per diluted share;

Results for Three Month Period Ended December 31, 2006

Total revenues for the three month period ended December 31, 2006 were $23.7 million, an increase of 87% compared to total revenues of $12.7 million for the same period last year.  Net income for the three month period ended December 31, 2006 was $10.8 million, or $0.18 per share on a diluted basis.  Net income on a non-GAAP basis(1) for the three month period ended December 31, 2006 was $6.5 million, or $0.11 per share on a diluted basis.  Net income for the three month period ended December 31, 2005 was $2.4 million.

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, respectively, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation charges which are non-cash charges and the impact of the release of the deferred tax asset valuation allowance.  Management does not consider these items to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  With respect to “non-GAAP net income” and “non-GAAP net income per share” relating to fiscal year 2006, the benefit of the release of the Company’s deferred tax asset valuation allowance is a one-time event occurring in the fourth quarter of fiscal year 2006 and is not expected to reoccur in subsequent fiscal years.  Management believes that excluding this one-time event is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Non-GAAP net income(1) for the three month period ended December 31, 2006 differs from GAAP net income as it excludes the one-time tax benefit from the release of the Company’s deferred tax asset valuation allowance of approximately $4.8 million, or $0.08 per share on a diluted basis, as well as stock-based compensation charges of approximately $458,000, or $0.01 per share on a diluted basis.  The Company released the valuation allowance based on its projected ability to utilize its deferred tax assets to offset future taxable income.  A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

Results for Twelve Month Period Ended December 31, 2006

Total revenues for the fiscal year ended December 31, 2006, were $84.1 million, an increase of 133% compared to total revenue of $36.1 million last year.  Net income for the fiscal year ended December 31, 2006 was $28.9 million, or $0.89 per share on a diluted basis.  Net income on a non-GAAP basis(1) for the fiscal year ended December 31, 2006 was $25.0 million, or $0.77 per share on a diluted basis.  The Company reported break-even results for the same period last year.

Non-GAAP net income(1) for the fiscal year ended December 31, 2006 differs from GAAP net income as it excludes the one-time tax benefit from the release in the fourth quarter of fiscal year 2006 of the Company’s deferred tax asset valuation allowance of approximately $4.8 million, or $0.15 per share on a diluted basis, as well as stock-based compensation charges of approximately $867,000, or $0.03 per share on a diluted basis.  A reconciliation of GAAP to non-GAAP results is included at the end of this press release.

“The fourth quarter capped the most successful year in the history of Acme Packet.  Our improving financial results continue to be highlighted by strong revenue and earnings growth fueled by strategic new customer wins and expanding deployments taking place throughout our customer base,” said Andy Ory, President and Chief Executive Officer of Acme Packet. “With over 360 service provider customers — including 72 of the one hundred largest tier one service providers in the world — we are a leader in both access and peering across wireline, cable, wireless and the Internet. We look forward to 2007 as we seek to expand our leadership position in the Session Border Controller market with broad customer adoption, significant product innovation, and a strong commitment to the success of our customers.”

Company Affirms Business Outlook for 2007

The Company expects total revenues for 2007 to range between $108.0 million and $112.0 million with sequential growth in each quarter of the year.  The Company expects GAAP net income to range between $16.5 million and $17.5 million, or between $0.25 and $0.27 per share on a diluted basis.  The

Company expects non-GAAP(1) net income for 2007 to range between $18.5 million and $19.5 million, or between $0.28 and $0.30 per share on a diluted basis.  The Company’s outlook for non-GAAP(1) net income differs from GAAP net income in 2007 as it excludes estimated stock-based compensation of approximately $2.0 million, or $0.03 per share.  The Company’s outlook for 2007 assumes a fully effective non-GAAP tax rate of 35%.  In contrast, the Company realized an effective non-GAAP tax rate of 5% in 2006.  The Company expects its full year weighted average diluted share count to be approximately 66.0 million in 2007 as compared to 32.4 million in 2006.

Operational Highlights

The following milestones were completed or announced since the Company’s third quarter of fiscal year 2006 ended on September 30, 2006:

*                 The Company demonstrated multiple session border controller (SBC) configurations at each of the four service provider-hosted Global MSF Interoperability 2006 test locations in Japan, Korea, the United Kingdom, and the United States.  As the only network equipment vendor to test at all four host sites over the two-week evaluation period, the Company demonstrated that its Net-Net® family of products is capable of independently supporting a broad range of applications and network conditions, such as real-time interactive IP-based voice, video and multimedia sessions, across a real world, multi-vendor IMS-based infrastructure.

*                 The Company announced that Arcor AG & Co., the second largest German wireline operator, has deployed Acme Packet’s Net-Net SBCs as part of its strategic agreement to adopt Italtel’s Next Generation Networks (NGN) architecture.  The architecture has been utilized to create a Class 4 voice over IP (VoIP) solution to expand the current transit network and a Class 5 solution to develop new IP telephony and multimedia services for residential and business customers.  Arcor has deployed the Net-Net SBCs in seven points-of-presence in high-availability configurations.

*      The Company announced that Wind Telecomunicazioni SpA, one of the few European telecom operators which offers integrated fixed, mobile and Internet services, has deployed Net-Net SBCs to support its new residential VoIP offering. Wind’s VoIP service promises a unique, user-friendly consumer experience and will be available to potentially 80% of Italy’s population. The Net-Net SBCs are elements of an Alcatel-Lucent triple-play deployment and IP network transformation program announced in October 2006.

*                 The Company hosted its second annual customer conference from October 4-6, 2006 in Cambridge, Massachusetts.  A record number of customers and partners attended “Acme Packet Interconnect 2006” to participate in various panel discussions exploring technical and business case studies related to the use of SBCs in the carrier environment and network with other Acme Packet customers.

*                 The Company launched Acme Packet Connected Universe™, a new program which connects Acme Packet-enabled service providers and is designed to facilitate fast, interoperable IP interconnect and peering relationships for trusted, first-class IP interactive communications services. With Acme Packet SBCs at each interconnect border, participating companies can accelerate time-to-market as the Net-Net SBCs easily interoperate with each other and help ensure signaling compatibility between networks to extend service reach, drive down costs, and improve service quality. Acme Packet Connected Universe members include Global Crossing, Impsat Fiber Networks, NeuStar, O1 Communications, Stealth Communications, VeriSign and XConnect.

*                 The Company completed an initial public offering which included approximately 9.7 million primary shares and approximately 3.5 million secondary shares. Cash proceeds to the Company, net of expenses, totaled approximately $83.2 million.  The Company’s common stock began trading on the Nasdaq Global Market under the symbol “APKT” on October 13, 2006.

*                 The Company announced that Mr. David Elsbree, a former senior partner at Deloitte & Touche, had been appointed to the Board of Directors of Acme Packet and appointed as chair of the Audit Committee.  Mr. Elsbree was a partner with Deloitte & Touche where he served many of the firm’s most complex software and technology client companies.  Mr. Elsbree is a member of the National Association of Corporate Directors and Financial Executives International and is a graduate of Northeastern University.

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 5:00 p.m. eastern time today to discuss the financial results as well as management’s outlook for the business.  The conference call may be accessed in the United States by dialing (877) 209-0397 and using pass code “APKT”.  The conference call may be accessed outside of the United States by dialing (612) 332-1213 and using pass code “APKT”.  The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at www.ir.acmepacket.com.  A replay of the webcast will be available approximately two hours after the call.

About Acme Packet, Inc.

Acme Packet, the leader in session border control solutions, enables service providers to deliver trusted, first class interactive communications—voice, video and multimedia sessions—across IP network borders. Our Net-Net family has been selected by over 360 service providers in 75 countries to satisfy critical security, service assurance and regulatory requirements in wireline, cable and wireless networks. Our customers include 23 of the top 25, and 72 of the top 100 service providers in the world. These deployments support multiple applications—from VoIP trunking to hosted enterprise and residential services to fixed-mobile convergence; multiple protocols—SIP, H.323, MGCP/NCS and H.248; and multiple border points—interconnect, access network and data center. For more information, contact us at +1 781.328.4400, or visit www.acmepacket.com.

Acme Packet, Inc. Safe Harbor Statement

Statements contained herein that are not historical fact (including those in the section “Company Affirms Business Outlook for 2007”) may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to: the Company’s position in the session border control market; the Company’s expected financial and operating results, including expected revenue and net income per share (on both a GAAP and non-GAAP basis) for fiscal year 2007; the amount and impact of stock-based compensation charges; the Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share”; the Company’s ability to build and expand deployments; the benefits of the Company’s products and services, including the benefits of the Company’s Connected Universe program, and the results of the Global MSF Interoperability testing; the benefits to the Company and each of Arcor AG & Co. and Telecomunicazioni SpA expected from the deployment of the Company’s products; and the Company’s ability to achieve its goals, plans and objectives.  Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: difficulties in growing our customer base, difficulties leveraging market opportunities, difficulties providing solutions that meet the needs of customers, poor product sales, long sales cycles, difficulty developing new products, difficulty in relationships with vendors and partners, higher risk in international operations, difficulty managing rapid growth, and increased competition.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Acme Packet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(unaudited)		(unaudited)
Revenue:
Product	$19,840	$11,131	$71,810	$31,080
Maintenance, support and service	3,856	1,544	12,260	5,040
Total revenue	23,696	12,675	84,070	36,120

Cost of revenue(2):
Product	4,000	2,211	14,624	8,026
Maintenance, support and service	933	227	2,951	1,201
Total cost of revenue	4,933	2,438	17,575	9,227

Gross profit	18,763	10,237	66,495	26,893

Operating expenses(2):
Sales and marketing	7,294	4,435	23,759	14,969
Research and development	3,798	2,244	12,988	8,705
General and administrative	2,270	1,257	6,566	3,602
Total operating expenses	13,362	7,936	43,313	27,276

Income (loss) from operations	5,401	2,301	23,182	(383)

Other income, net	1,330	82	2,239	348
Income (loss) before provision for income taxes	6,731	2,383	25,421	(35)

Benefit from income taxes	(4,070)	—	(3,443)	—

Net income (loss)	$10,801	$2,383	$28,864	$(35)

Net income (loss) per share applicable to common stockholders
Basic	$0.20	$0.00	$1.14	$(0.00)
Diluted	$0.18	$0.00	$0.89	$(0.00)

Weighted average number of common shares used in net income (loss) per common share calculation
Basic	53,262,134	15,412,914	25,391,055	15,240,890
Diluted	61,190,434	18,133,667	32,372,050	15,240,890

(2) Amounts include stock-based compensation expense, as follows:
Cost of product revenue	$14	$—	$27	$—
Cost of maintenance, support and service revenue	33	—	49	—
Sales and marketing	156	—	337	—
Research and development	138	—	296	—
General and administrative	117	—	158	—
Total stock-based compensation	$458	$—	$867	$—

Acme Packet, Inc.
Table of Reconciliation from GAAP to Non-GAAP
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
	(unaudited)		(unaudited)

Reconciliation of non-GAAP net income (loss)(1):
Net income (loss)	$10,801	$2,383	$28,864	$(35)
Adjustments:
Stock-based compensation, net of taxes	458	—	867	—
Benefit related to the release of deferred tax asset valuation allowance	(4,775)	—	(4,775)	—
Non-GAAP net income (loss)(1)	$6,484	$2,383	$24,956	$(35)

Non-GAAP net income (loss) per share(1) applicable to common stockholders
Basic	$0.12	—	$0.98	$(0.00)
Diluted	$0.11	—	$0.77	$(0.00)

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, respectively, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation charges which are non-cash charges and the impact of the release of the deferred tax asset valuation allowance.  Management does not consider these items to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  With respect to “non-GAAP net income” and “non-GAAP net income per share” relating to fiscal year 2006, the benefit of the release of the Company’s deferred tax asset valuation allowance is a one-time event occurring in the fourth quarter of fiscal year 2006 and is not expected to reoccur in subsequent fiscal years.  Management believes that excluding this one-time event is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

Acme Packet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2006	December 31, 2005
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$118,714	$15,369
Accounts receivable, net	14,337	6,959
Inventory	7,211	3,281
Deferred tax asset	3,515	—
Other current assets	1,681	560
Total current assets	145,458	26,169
Property and equipment, net	6,857	3,926
Other assets	343	304
Deferred tax asset	1,265	—
Total assets	$153,923	$30,399

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,354	$2,623
Accrued expenses and other liabilities	7,859	4,222
Deferred revenue	9,401	5,541
Total current liabilities	22,614	12,386

Deferred rent	372	290

Stockholders’ equity:
Preferred stock	—	33
Common stock	59	16
Additional paid-in capital	130,306	45,966
Retained earnings (accumulated deficit)	572	(28,292)
Total stockholders’ equity	130,937	17,723
Total liabilities and stockholders’ equity	$153,923	$30,399

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